Exhibit 35.18

LNR
Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.

A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.

To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw
President

Dated:  February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164
Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

JPMBB 2015-C32

JPMBB Commercial Mortgage Securities Trust 2015-C32, Commercial Mortgage Pass-Through Certificates, Series 2015-C32

Dominion Bond Rating Service Limited

333 West Wacker Drive, Suite 1800

Attn: Commercial Mortgage Surveillance

Chicago IL 60606

General Contact

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 32nd Floor

New York NY 10179

Bianca A. Russo

J.P. Morgan Chase Commercial Mortgage Securities Corp.,

383 Madison Avenue, 31st Floor

New York NY 10179

Kunal K. Singh

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillace Group

New York NY 10007

General Contact

Wells Fargo Bank, NA

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890 .

Clarice Wright

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

Group